[PRICEWATERHOUSECOOPERS LETTERHEAD]

Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

July 5, 2001

Reference: 01-70-20216-01-001

Dear Sirs

We have read the statements made by International Absorbents Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated July 3, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly

/s/ PricewaterhouseCoopers LLP

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